Exhibit 99.2

               The New York Times Company Reports March Revenues

     NEW YORK--(BUSINESS WIRE)--April 13, 2006--The New York Times Company announced today that in March 2006 advertising revenues for the Company's business units increased 4.6% and total Company revenues increased 3.2% compared with March 2005. Excluding About.com, which was acquired on March 18, 2005, advertising revenues increased 2.1% and total Company revenues increased 1.4%.
     "Our advertising results in March were bolstered by particularly strong growth in classified real estate advertising," said Janet L. Robinson, president and CEO. "Both print and online real estate advertising posted solid double-digit gains across the News Media Group. Classified advertising revenues benefited from the timing of Easter, which falls in April this year but was in March last year, because that Sunday is traditionally a time of reduced advertising. Conversely, retail advertising was affected by the lack of pre-Easter retail spending in the month.
     "We continued to experience healthy gains in online advertising, which rose nearly 24% across the News Media Group. At About.com, we once again achieved very robust growth in both display and cost-per-click advertising."
     All comparisons are for March 2006 to March 2005 unless otherwise noted:

     The New York Times Media Group - Advertising revenues for The New York Times Media Group rose 4.1%. National advertising revenues increased as growth in corporate, hotel, financial B2B/insurance and international country advertorial advertising offset weakness in the studio entertainment, national automotive and technology ad categories. Retail advertising revenues were on a par with last year as strength in home furnishing store and fine arts advertising was offset by softness in department store and mass market store advertising. Classified advertising revenues grew as strong gains in real estate advertising offset weakness in automotive advertising.
     New England Media Group - Advertising revenues for the New England Media Group decreased 4.9%. National advertising revenues were lower on softness in national automotive, travel, telecommunications and entertainment advertising. Retail advertising revenues decreased due to the consolidation of the group's two largest department store advertisers and weakness across many of its retail categories. Classified advertising revenues increased as strong growth in real estate advertising offset continued softness in automotive advertising.
     Regional Media Group - Advertising revenues for the Regional Media Group grew 3.1%. Retail advertising revenues decreased as weakness in department store, telecommunications and grocery store advertising was partially offset by modest growth in several retail categories. Classified advertising revenues outpaced last year as healthy gains in real estate and help-wanted advertising offset softer automotive advertising.
     The Internet ad revenues included in the three media groups above increased 23.6% due to continued strong growth in both display and classified advertising. Year-to-date Internet ad revenues rose 23.0%.
     TimesSelect, the fee-based product on NYTimes.com that includes The Times's distinctive columnists and extensive access to its archives as well as other features, currently has approximately 465,000 subscribers, with about 62% receiving TimesSelect as a benefit of their home-delivery subscriptions and about 38% receiving it from online-only subscriptions.
     Circulation revenues for March were on a par with last year. Circulation revenues increased at The New York Times Media Group and the Regional Media Group, but declined at the New England Media Group.
     Broadcast Media Group - Advertising revenues grew 3.1% at the Broadcast Media Group, which benefited from the acquisition of KAUT-TV. Excluding KAUT-TV, advertising revenues were on a par with last year as gains in telecommunications and restaurant advertising were offset by declines in automotive, department store and package goods advertising.
     About.com - About.com's advertising revenue rose in March, principally due to strong growth in cost-per-click advertising. In addition, growth in display advertising continued with increased revenues from the telecommunications, entertainment, technology and retail ad categories. About.com also saw gains in revenues from travel, pharmaceutical and consumer package goods advertisers.
     Advertising revenues for About.com, which was acquired on March 18, 2005, increased approximately 81% in March and 94% year to date. The growth rates are based on the previous owner's accounting records before the acquisition date and the Times Company's results after the acquisition date.

     Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include national and local conditions, as well as competition, that could influence the levels (rate and volume) of retail, national and classified advertising and circulation generated by our various markets and material increases in newsprint prices. They also include other risks detailed from time to time in the Company's publicly filed documents, including the Company's Annual Report on Form 10-K for the year ended December 25, 2005. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

     The New York Times Company (NYSE: NYT), a leading media company with 2005 revenues of $3.4 billion, includes The New York Times, the International Herald Tribune, The Boston Globe, 15 other daily newspapers, nine network-affiliated television stations, two New York City radio stations and 35 Web sites, including NYTimes.com, Boston.com and About.com. The Company's core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

     This press release can be downloaded from www.nytco.com


                      THE NEW YORK TIMES COMPANY
                    2006 TOTAL COMPANY REVENUES (a)
                        MARCH AND YEAR TO DATE

----------------------------------------------------------------------

 Total Company
  Revenues
  ($ 000's)
                           March                   Year to Date
                 -----------------------------------------------------
                                          %                          %
                   2006      2005    Change   2006      2005    Change
                   ----      ----    ------   ----      ----    ------
 Advertising
  Revenues
   News Media
    National (b)  $70,871   $70,869   +0.0  $225,458  $228,042   -1.1
    Retail (c)     36,462    37,880   -3.7   110,920   113,326   -2.1
    Classified (d) 49,917    45,208  +10.4   154,007   146,186   +5.4
    Other Ad
     Revenue (e)    4,892     4,958   -1.3    15,012    14,573   +3.0
                 --------- ---------        --------- ---------
   Sub-Total      162,142   158,916   +2.0   505,397   502,127   +0.7

   Broadcast
    Media          10,733    10,415   +3.1    31,321    30,602   +2.3
                 --------- ---------        --------- ---------
   Sub-Total      172,875   169,331   +2.1   536,718   532,729   +0.7

   About.com        5,390     1,050    N/A    17,909     1,050    N/A
                 --------- ---------        --------- ---------

 Total
  Advertising
  Revenues        178,265   170,380   +4.6   554,627   533,779   +3.9

 Circulation
  Revenues         68,582    68,419   +0.2   220,281   219,617   +0.3
 Other Revenues(f) 18,575    18,455   +0.7    56,864    52,187   +9.0
                 --------- ---------        --------- ---------

 Total Company
  Revenues       $265,422  $257,254   +3.2  $831,772  $805,583   +3.3
                 ========= =========        ========= =========

----------------------------------------------------------------------

(a) Numbers may not add due to rounding.

(b) Includes all ad revenue from the International Herald Tribune.

(c) Includes all preprint revenues.

(d) Includes legal advertising.

(e) Primarily includes ad revenue from the Regional Media Group's magazines.

(f) Primarily includes revenues from wholesale delivery operations, news services, direct marketing, digital archives and commercial printing.

                      THE NEW YORK TIMES COMPANY
                     2006 ADVERTISING REVENUES (a)
                        MARCH AND YEAR TO DATE

----------------------------------------------------------------------

 Total Company
  Advertising
  Revenues
  ($ 000's)
                           March                   Year to date
                 -----------------------------------------------------
                                          %                          %
                   2006      2005    Change   2006      2005    Change
                   ----      ----    ------   ----      ----    ------
 News Media Group
  New York Times
   Media Group(b) $99,581   $95,630   +4.1  $307,811  $301,466   +2.1
  New England
   Media Group(c)  31,832    33,482   -4.9   101,537   109,407   -7.2
  Regional Media
   Group           30,728    29,803   +3.1    96,049    91,254   +5.3
                 --------- ---------        --------- ---------

 Sub-Total        162,142   158,916   +2.0   505,397   502,127   +0.7

 Broadcast Media
  Group (d)        10,733    10,415   +3.1    31,321    30,602   +2.3
                 --------- ---------        --------- ---------

  Sub-Total       172,875   169,331   +2.1   536,718   532,729   +0.7

 About.com          5,390     1,050    N/A    17,909     1,050    N/A
                 --------- ---------        --------- ---------

 Total Company
  Ad Revenues    $178,265  $170,380   +4.6  $554,627  $533,779   +3.9
                 ========= =========        ========= =========

----------------------------------------------------------------------

(a) Numbers may not add due to rounding.

(b) The New York Times, NYTimes.com, International Herald Tribune and
    WQXR-FM.

(c) The Boston Globe, Boston.com and the Worcester Telegram & Gazette.

(d) Beginning in November 2005, includes the results of KAUT-TV, purchased November 3, 2005. Excluding KAUT-TV, advertising revenues were flat in March and down 1.6% year to date.

                      THE NEW YORK TIMES COMPANY
                   2006 NEWS MEDIA AD REVENUE GROWTH
                        BY CLASSIFIED CATEGORY
                        MARCH AND YEAR TO DATE

----------------------------------------------------------------------
                                               % Change     % Change
                                               March '06     YTD '06
                                             vs. March '05 vs. YTD '05
                                             -------------------------

News Media
 Help Wanted                                      +5.3         -1.8
 Real Estate                                     +39.6        +27.4
 Automotive                                      -17.8        -13.3

----------------------------------------------------------------------

                      THE NEW YORK TIMES COMPANY
                   2006 PRINT ADVERTISING VOLUME (a)
        (Inches in thousands, Preprints in thousands of copies)
                        MARCH AND YEAR TO DATE

----------------------------------------------------------------------

                                March                Year to Date
----------------------------------------------------------------------
                                       %                         %
                       2006    2005  Change      2006    2005  Change
                       ----    ----  ------      ----    ----  ------
 National (b)          180.0   188.4  -4.4       581.7   589.1  -1.3
 Retail                481.1   520.1  -7.5     1,507.0 1,559.3  -3.4
 Classified            754.5   736.7  +2.4     2,376.5 2,339.7  +1.6
                       -----   -----           ------- -------
 Total ROP           1,415.6 1,445.1  -2.0     4,465.2 4,488.1  -0.5
                     ------- -------           ------- -------

 Part Run/Zoned        147.4   153.1  -3.7       460.5   482.2  -4.5
                       -----   -----             -----   -----
 Total               1,563.0 1,598.2  -2.2     4,925.6 4,970.3  -0.9
                     ======= =======           ======= =======

 Preprints           223,106 221,526  +0.7     686,150 688,071  -0.3
----------------------------------------------------------------------

(a) Advertising volume is based on preliminary internal data, which may be updated in subsequent reports and may not be indicative of advertising revenue or operating profit. Numbers may not add due to rounding.

(b) Includes all ad volume from the International Herald Tribune.


     CONTACT: The New York Times Company
              Catherine J. Mathis, 212-556-1981
              mathis@nytimes.com
               OR
              Paula Schwartz, 212-556-5224
              schwap@nytimes.com